UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2007

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 944-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Regions Financial Corporation has completed the sale of its non-prime mortgage origination business, EquiFirst Corporation, to Barclays Bank PLC for an estimated purchase price of $76 million. The price has been adjusted to reflect operating losses during the first quarter and is subject to a final adjustment of book value, which is expected to be completed during the second quarter. Regions does not currently expect further significant adjustments to book value.

Results of operations for EquiFirst will be reported as discontinued operations, and all reporting periods will be adjusted to reflect that change.

In accordance with general instruction B.2 of Form 8-K, this information is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ John D. Buchanan
Name:	John D. Buchanan
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: April 2, 2007